                                                                    Exhibit 10.1


          FIRST AMENDMENT dated as of September 17, 2002 (this "AMENDMENT"), to the 364-DAY AMENDED AND RESTATED COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of March 1, 2002 (as amended, supplemented or otherwise modified from time to time, the "CREDIT Agreement"), among PERKINELMER, INC., a Massachusetts corporation (the "COMPANY"); the Borrowing Subsidiaries (as such term is defined in the Credit Agreement, and, together with the Company, the "BORROWERS"); the lenders from time to time party thereto (the "LENDERS"); JPMORGAN CHASE BANK (as successor to THE CHASE MANHATTAN BANK), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"); J.P. MORGAN EUROPE LIMITED (as successor to CHASE MANHATTAN INTERNATIONAL LIMITED), a company organized under the laws of England and Wales, as European agent for the Lenders (in such capacity, the "LONDON AGENT"); and FLEET NATIONAL BANK and WACHOVIA BANK, N.A., as Co-Documentation Agents.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth therein; and

     WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement as set forth in this Amendment and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

     SECTION 2. AMENDMENT OF TITLE. The title of the Credit Agreement is hereby amended by deleting the amount "US$270,000,000" and substituting therefor "US$200,000,000".

     SECTION 3. AMENDMENT OF PREAMBLE. The preamble to the Credit Agreement is hereby amended by deleting the amount "US$270,000,000" in the fourth line and substituting therefor "US$200,000,000".

     SECTION 4. AMENDMENT OF SECTION 1.01 OF THE CREDIT AGREEMENT. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Applicable Percentage" set forth therein in its entirety and substituting in lieu thereof the following definition:

          "`APPLICABLE PERCENTAGE' shall mean on any date, with respect to Eurocurrency Standby Loans or with respect to the Facility Fee, as the case may be, the applicable percentage set forth below under the caption "Eurocurrency Spread" or "Facility Fee Percentage", as the case may be, based upon the Ratings in effect on such date.

================================================================================
Rating                        Eurocurrency Spread     Facility Fee Percentage
------                        -------------------     -----------------------
--------------------------------------------------------------------------------
CATEGORY 1

Aa3 or higher by Moody's;       .400%                           .050%
AA- or higher by S&P
--------------------------------------------------------------------------------
CATEGORY 2

A1 or A2 by Moody's;            .470%                           .080%
A+ or A by S&P
--------------------------------------------------------------------------------
CATEGORY 3

A3 by Moody's;                  .550%                           .100%
A- by S&P
--------------------------------------------------------------------------------
CATEGORY 4

Baa1 by Moody's;                .625%                           .125%
BBB+ by S&P
--------------------------------------------------------------------------------
CATEGORY 5

Baa2 by Moody's;                0.875%                          .150%
BBB by S&P
--------------------------------------------------------------------------------
CATEGORY 6

Baa3 by Moody's;                1.075%                          .175%
BBB- by S&P
--------------------------------------------------------------------------------
CATEGORY 7

Ba1 by Moody's;                 1.250%                          .250%
BB+ by S&P
--------------------------------------------------------------------------------
CATEGORY 8

Less than Ba1 by Moody's;       1.625%                          .375%
Less than BB+ by S&P
================================================================================

For purposes of the foregoing, (i) if either rating agency shall not have a Rating in effect (other than as a result of circumstances referred to in the penultimate sentence of this definition), such rating agency shall be deemed to have a Rating in Category 8; (ii) if the Ratings shall fall or be deemed to fall within different Categories, the Applicable

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                                                                              3


Percentage shall be based upon the higher of the two Categories; PROVIDED, HOWEVER, that if the difference in the Ratings is greater than one Category, the Applicable Percentage will be based on the Category which is one Category below the higher Rating; and (iii) if any Rating shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the rating agency making such change. Each such change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency, and pending the effectiveness of any such amendment the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation. Notwithstanding the foregoing, each Applicable Percentage set forth above under the caption "Eurocurrency Spread" shall be increased (x) by (i) unless clause (ii) below shall apply, .125% per annum on any day on which
(A) the sum of the Revolving Credit Exposure and the aggregate Competitive Loan Exposures shall exceed (B) 33% of the Total Commitment (including each day after the Termination Date) or (ii) .25% per annum on any day on which (A) (1) the sum of the Revolving Credit Exposure and the aggregate Competitive Loan Exposures shall exceed (2) 33% of the Total Commitment (including each day after the Termination Date) and (B) the Company's senior, unsecured, non-credit enhanced, long-term indebtedness shall be rated below Baa2 by Moody's or below BBB by S&P or shall not be rated by either such rating agency, (y) by an additional .25% per annum in the event that the ratio of (A) consolidated Indebtedness of the Company to (B) Consolidated EBITDA at the end of the most recent period of four consecutive fiscal quarters shall have been greater than or equal to 3.00 to 1.00, and (z) at all times on and after the Termination Date, by an additional ..50% per annum."

          (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated EBITDA" set forth therein in its entirety and substituting in lieu thereof the following definition:

          "`CONSOLIDATED EBITDA' shall mean, (i) for any period prior to and including the fiscal quarter ended on June 30, 2002 and for purposes of all calculations of Consolidated EBITDA including such periods, the amount set forth as "EBITDA-adjusted with Fluid Science" with respect to such period on Schedule 1.01, and (ii) for any period subsequent to the fiscal quarter ended on June 30, 2002, Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period (excluding (A) gains and losses on sales of assets (other than inventory sold in the ordinary course of business) during such period, (B) the effect of non-cash extraordinary items and accounting changes for such period, (C) non-cash restructuring charges for such period and (D) solely for periods prior to and including the fiscal quarter ending March 31, 2003 and for purposes of all calculations of Consolidated EBITDA including such periods, cash restructuring charges during such period in an aggregate amount not to exceed $50,000,000; PROVIDED, HOWEVER, that cash paid by the Company with respect to such cash restructuring charges shall not exceed $25,000,000 in any fiscal quarter), plus income taxes during such period, plus the aggregate amount deducted in determining such Consolidated Net Income for such period in respect of Consolidated Interest Expense of the Company and its Consolidated Subsidiaries for such period, plus all amounts attributable to depreciation and amortization of the Company and its Consolidated Subsidiaries for such period; PROVIDED, HOWEVER, that solely for the purposes of calculating the financial ratios set forth in Sections 2.08(e)(ii), 5.06, 5.07 and 5.11, for any fiscal quarter in which the sale of the Fluid Sciences business is consummated, (A) the sale of the Fluid Sciences business shall be deemed to have been consummated on the first day of such fiscal quarter and (B) the consolidated EBITDA of the Fluid Sciences business shall be excluded from the calculation of Consolidated EBITDA for such fiscal quarter and the three fiscal quarters immediately preceding such fiscal quarter."

          (c) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated Interest Expense"set forth therein in its entirety and substituting in lieu thereof the following definition:

          "`CONSOLIDATED INTEREST EXPENSE' shall mean, for any period, the gross interest expense of the Company and its Consolidated Subsidiaries (excluding the amortization of transaction costs) in respect of Indebtedness included within clauses (i) through (iv) and (viii) through
     (xii) of the definition of Indebtedness for such period, all determined in accordance with GAAP; PROVIDED, HOWEVER, that solely for the purpose of calculating the financial ratio set forth in Section 5.06, for any fiscal quarter in which the sale of the Fluid Sciences business is consummated, 25% of the gross interest expense of the Company and its Consolidated Subsidiaries shall be excluded from the calculation of Consolidated Interest Expense for all of such fiscal quarter and the three fiscal quarters immediately preceding such fiscal quarter."

          (d) The definition of "Indebtedness" in Section 1.01 of the Credit Agreement is hereby amended by deleting the words "and (vi) all Indebtedness of others guaranteed by such person" and substituting in lieu thereof the following:

          "(vi) all Guarantees by such person of Indebtedness of others, PROVIDED, that the amount of any such Guarantee at any time shall be deemed to be an amount equal to the maximum amount for which such person may be liable pursuant to the terms of the instrument embodying such Guarantee, (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty other than letters of credit or letters of guarantee obtained in the ordinary course of business to support trade payables and in any event not securing Indebtedness, (viii) all obligations of such person in respect of Hedging Agreements, (ix) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances, (x) all Securitization Transactions of such person, (xi) all Attributable Debt of such person and (xii) all Synthetic Lease Obligations of such person. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor; PROVIDED, HOWEVER, that, solely for purposes of calculating the financial ratios referred to in Sections 2.08(e)(ii), 5.06, 5.07 and 5.11, Indebtedness shall not include (A) obligations in respect of Hedging Agreements and
          (B) obligations with respect to operating leases in respect of up to $65,000,000 of Sale-Leaseback Transactions existing as of the Amendment Date."

          (e) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Maturity Date" set forth therein in its entirety and substituting in lieu thereof the following definition:

          "`MATURITY DATE' shall mean the Termination Date or any later date to which the Maturity Date shall have been extended pursuant to Section 2.08(e)."

          (f) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the correct alphabetical order:

          "`AMENDMENT DATE' shall mean September 17, 2002.

          `ATTRIBUTABLE DEBT' shall mean, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction, compounded semiannually) of the total obligations of the lessee for rental payments (other than (a) amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and (b) other items which do not constitute payments for property rights or amounts related to contingent rents (such as those based on sales)) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

          `CAPITAL LEASE OBLIGATIONS' of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          `COMMITMENT REDUCTION EVENT' shall mean (without duplication):

          (a) any sale, transfer or other disposition (including pursuant to a Sale-Leaseback Transaction) of any properties or assets of the Company or any Subsidiary, either in a single transaction or in a series of related transactions, for Net Proceeds in excess of $500,000, other than sales, transfers or dispositions of inventory and of obsolete assets, in each case in the ordinary course of business; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary for Net Proceeds in excess of $100,000, but only to the extent that the Net Proceeds in excess of $100,000 therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event; or

          (c) the issuance by the Company or any Subsidiary of any Equity Interests (other than pursuant to employee stock option plans, stock purchase plans, stock incentive plans, exercises of employee stock options, dividend reinvestment plans and the conversion of the Company's Zero Coupon Convertible Debentures due August 7, 2020 (the "Convertible Debentures")), or the receipt by the Company or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Company or any Subsidiary; or

          (d) the incurrence by the Company or any Subsidiary of any Indebtedness, either in a single transaction or in a series of related transactions, in excess of $500,000, other than (i) Indebtedness incurred under this Agreement and the Five-Year Facility (ii) Indebtedness for borrowed money existing on the Amendment Date and any extensions, renewals or replacements of such Indebtedness (other than refinancings of Indebtedness incurred under this Agreement or the Five-Year Facility) to the extent the principal amount of such Indebtedness is not increased, the weighted average life to maturity of such Indebtedness is not decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms not less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon,
     (iii) Indebtedness not in excess of an aggregate amount of $51,000,000 incurred pursuant to the Company's Receivables Sale Agreement dated December 21, 2001 (the "Receivables Sale Agreement") and (iv) In debtedness incurred to finance the acquisition, construction or improvement of, and secured by, any fixed or capital assets, and any extensions, renewals and replacements of any of the foregoing Indebtedness referred to in this clause (iv) that does not increase the outstanding principal amount thereof and is not secured by any additional assets of the Company or any Subsidiary; PROVIDED that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement.

          `EQUITY INTERESTS' shall mean any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights to acquire any such equity ownership interests.

          `GUARANTEE' of or by any person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          `HEDGING AGREEMENT' shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay to the counterparty thereunder in accordance with the terms of such Hedging Agreement if such Hedging Agreement were terminated at such time.

          `NET PROCEEDS' shall mean, with respect to any Commitment Reduction Event, (a) the cash proceeds received in respect of such event including
     (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and
     (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and any Subsidiary to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale-Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and any Subsidiary as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and any Subsidiary, and the amount of any reserves established by the Company and any Subsidiary to fund contingent liabilities reasonably estimated to be payable, in each case in respect of the year that such event occurred and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company); PROVIDED, HOWEVER, that with respect to any Sale-Leaseback Transaction, "Net Proceeds" includes only the Net Proceeds received by the Company or any Subsidiary, and not the related Indebtedness in respect of the Sale-Leaseback Transaction.

          `OBLIGATIONS' shall mean (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and
     (ii) all other monetary obligations of the Borrowers under the Credit Agreement, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement.

          `SALE-LEASEBACK TRANSACTION' means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property.

          `SECURITIZATION TRANSACTION' means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the purchase price paid by the ultimate transferee or transferees of the accounts receivable transferred pursuant to such Securitization Transaction net of collections reducing the investment of such transferee or transferees in such accounts receivable.

          `SYNTHETIC LEASE' shall mean a lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U. S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

          `SYNTHETIC LEASE OBLIGATIONS' shall mean, with respect to any Synthetic Lease at any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in the lessor under such Synthetic Lease."

          SECTION 5. AMENDMENT OF ARTICLE II OF THE CREDIT AGREEMENT. (a)
Section 2.08 of the Credit Agreement is hereby amended by adding the following subsection at the end thereof:

          "(e) The Company may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 45 days and not more than 60 days prior to the Termination Date, extend the Maturity Date to a date not later than the first anniversary of the Termination Date; PROVIDED, that any such extension of the Maturity Date shall be subject to the satisfaction, on and as of the Termination Date, of the following conditions:

               (i) The conditions set forth in Sections 4.01(b) and (c) shall be satisfied (and each Borrower shall be deemed to have represented as of the Termination Date that such conditions have been satisfied).

               (ii) The ratio of (A) consolidated Indebtedness of the Company to
          (B) Consolidated EBITDA as of the end of and for the most recent period of 12 calendar months ended prior to the Termination Date shall not have exceeded 4.25 to 1.00.

               (iii) The Company shall have delivered to the Administrative Agent (A) a certificate of a Financial Officer of the Company, dated as of the Termination Date, (x) stating that the conditions referred to in clause (i) above have been satisfied and (y) setting forth in reasonable detail the calculations required to establish that the requirement of clause (ii) above has been satisfied, and (B) copies of supporting documentation with respect to the statements set forth in such certificate (including monthly financial statements of the Company for any portion of the 12 month period referred to in clause
          (ii) above that shall not have been included in the most recent quarterly financial statements delivered hereunder).

     Loans repaid or prepaid after the Termination Date may not be reborrowed."

          (b) Section 2.12 of the Credit Agreement is hereby amended by deleting in its entirety Section 2.12 and substituting in lieu thereof the following:

          SECTION 2.12. TERMINATION AND REDUCTION OF COMMITMENTS.

          (a) The Commitments shall be automatically terminated on the Termination Date.

          (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; PROVIDED, HOWEVER, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of US$1,000,000 and in a minimum principal amount of US$5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Loans.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Commitment Reduction Event, the Company shall, within three Business Days after such Net Proceeds are received, permanently reduce the Total Commitment in an amount equal to 50% of such Net Proceeds; PROVIDED, HOWEVER, that the aggregate reductions of the Total Commitment made pursuant to this Section 2.13(c) and Section 5.14 shall not exceed $100,000,000 (the "MAXIMUM COMMITMENT REDUCTION AMOUNT"), subject to increases in the Maximum Commitment Reduction Amount pursuant to Section
     5.14 (it being understood that the Maximum Commitment Reduction Amount at any time is to be considered a cumulative reduction from the initial $200,000,000 Total Commitment on the Amendment Date).

          (d) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the

     Lenders, on each date of reduction of any portion of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction."

          (c) Section 2.13(b) of the Credit Agreement is hereby amended by changing the reference to "Section 2.12(b)" therein to "Section 2.12(b) or (c)".

          SECTION 6. AMENDMENT OF SECTION 3.05 OF THE CREDIT AGREEMENT. Section
3.05 of the Credit Agreement is hereby amended by deleting the word "There" in the first line and substituting in lieu therefor the following:

          "Other than as set forth on Schedule 3.05 attached hereto, there".

          SECTION 7. AMENDMENT OF ARTICLE V OF THE CREDIT AGREEMENT.

          (a) AMENDMENT OF SECTION 5.01. Section 5.01(c) of the Credit Agreement is hereby amended by deleting the words "Sections 5.06 and 5.07 " and substituting in lieu therefor the following:

          "Sections 5.06, 5.07 and 5.11,".

          (b) AMENDMENT OF SECTION 5.01. Section 5.01(c) of the Credit Agreement is hereby amended by (i) deleting the word "and" immediately preceding clause
(ii) and substituting in lieu therefor a comma and (ii) inserting immediately after the word "thereto" in the seventh line the following: ",

     and, as applicable, (iii) stating that the amount of cash paid by the Company in such fiscal quarter with respect to the cash restructuring charges set forth in the definition of Consolidated EBITDA does not exceed an aggregate amount of $25,000,000".

          (c) AMENDMENT OF SECTION 5.08. Section 5.08 of the Credit Agreement is hereby amended by deleting in its entirety clause (b) and substituting therefor the following:

          "(b)(i) Liens existing on the Amendment Date (which Liens shall secure only those obligations which they secure on the Amendment Date and, in the case of the Receivables Sale Agreement only, additional obligations incurred thereunder after the Amendment Date so long as the aggregate amount of all obligations thereunder shall not exceed $51,000,000 at any time) and, to the extent that the Indebtedness in respect of any such Liens is extended, renewed or replaced, Liens securing solely the Indebtedness in respect of such extension, renewal or replacement; PROVIDED that in each case such Liens shall apply only to the property and assets to which they apply on the Amendment Date (and no other property or assets) and (ii) any Lien on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof) securing obligations in an aggregate amount not exceeding $35,000,000 incurred during any fiscal year; PROVIDED that (x) such Lien and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (y) the

     Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (z) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;"

          (d) AMENDMENT OF ARTICLE V. Article V of the Credit Agreement is hereby amended by adding the following Sections at the end thereof:

          "SECTION 5.11. CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO. The Company will not permit the ratio of (a) consolidated Indebtedness of the Company and the Subsidiaries at any date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended at or most recently prior to such date to be greater than the ratio set forth below opposite the period during which such date occurs:


Period                          Ratio
------                          -----

Through 9/30/02                 4.00:1.00
10/1/02 through 12/31/02        4.50:1.00
1/1/03 through 3/31/03          4.30:1.00
4/1/03 through 6/30/03          3.80:1.00
7/1/03 through 9/30/03          3.55:1.00
10/1/03 through 12/31/03        3.25:1.00
and thereafter

          SECTION 5.12. CERTAIN NEGATIVE PLEDGES. Neither the Company nor any Subsidiary will enter into any agreement that would (a) limit its ability to create Liens on its assets to secure the Obligations or the "Obligations" under and as defined in the Five-Year Facility or (b) require the sharing of the benefit of any Liens referred to in the preceding clause (a) with the holders of any other obligations of the Company or any Subsidiary; PROVIDED, HOWEVER, that this Section 5.12 will not prohibit the Company or any Subsidiary from entering into (i) agreements with respect to purchase money financing, Capital Lease Obligations and Sale-Leaseback Transactions which prohibit the creation of Liens with respect to the assets that are the subject of such agreements, (ii) agreements which refinance secured Indebtedness existing as of the Amendment Date that prohibit the creation of Liens with respect to the assets securing such Indebtedness; PROVIDED, that such refinancings do not provide for the granting of security in any collateral not securing the Indebtedness so refinanced; and PROVIDED, FURTHER, that the principal amount of such Indebtedness is not increased and (iii) an amendment to the Master Lease Agreement and Deed of Trust dated as of December 28, 2000, between PerkinElmer Business Trust No. 2000-1 and PerkinElmer Optoelectronics, NC, Inc. (the "Master Lease") pursuant to which the lenders thereunder would be allowed, on terms reasonably satisfactory to the Administrative Agent, to share in the benefit of any Liens referred to in the preceding clause (a) to the extent that the assets secured pursuant to the Master Lease are not adequate to satisfy obligations owed under the Master Lease.

          SECTION 5.13. FURTHER ASSURANCES. Notwithstanding any other provision contained herein, in the event the Company or any Subsidiary shall be party to, enter into or amend any agreement or instrument evidencing or related to any Indebtedness (including, without limitation, the Master Lease) and such agreement or instrument (as so amended, if applicable) shall contain any affirmative or negative covenant, event of default or similar provision that is more restrictive than the analogous provision in this Agreement or for which there is no analogous provision in this Agreement (including, without limitation, the granting of any Lien permitted under Section 5.08 to secure "Obligations" under and as defined in the Master Lease (other than any Liens granted with respect thereto existing on the Amendment Date)), then this Agreement shall be deemed to have been amended to incorporate such affirmative or negative covenant, event of default or similar provision for so long as such affirmative or negative covenant, event of default or similar provision shall continue to be applicable pursuant to such other agreement or instrument. The Company (a) represents that it has provided the Administrative Agent with complete and accurate copies of each such agreement or instrument existing on the Amendment Date and containing any such covenant, event of default or similar provision, and (b) covenants and agrees that it will (i) provide the Administrative Agent with complete and accurate copies of each such agreement or instrument, and of each amendment, modification and waiver, entered into after the Amendment Date, promptly after the execution thereof, and (ii) execute any and all further documents and agreements, including amendments hereto, and take all such further actions necessary or reasonably requested by the Administrative Agent to give effect to this Section 5.13.

          SECTION 5.14. VOLUNTARY PREPAYMENT OF INDEBTEDNESS; AMENDMENT OF MASTER LEASE. (a) The Company will not, and will not permit any Subsidiary to, make, directly or indirectly, any voluntary payment in respect of any Indebtedness (other than the Obligations under this Agreement and the obligations under the Five-Year Facility), or any voluntary payment or other distribution (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition or defeasance of any Indebtedness, except with funds on deposit in the Net Proceeds Account (as defined in paragraph (b) below); PROVIDED, that (i) the Convertible Debentures may also be redeemed with other cash of the Company, in which case the Total Commitment shall be automatically reduced, and the Maximum Commitment Reduction Amount set forth in Section 2.12(c) shall be automatically increased, by the aggregate amount expended in connection with such redemption, and (ii) in the event that two-thirds or more of the outstanding Indebtedness as of the date of such prepayment in respect of the Master Lease shall have been refinanced or replaced with Indebtedness otherwise permitted hereunder and not maturing or required by its terms to be repaid, prepaid, defeased or otherwise retired prior to the Maturity Date of the Five-Year Facility, the remaining Indebtedness in respect of the Master Lease may be prepaid with other cash of the Company.

          (b) The Company or any Subsidiary, as the case may be, shall initially deposit all Net Proceeds in respect of Commitment Reduction Events (less the amounts of any prepayments of borrowings under this Agreement required in connection with such Commitment Reduction Events) in a segregated account controlled by the Company into which no other amounts shall be deposited (the "NET PROCEEDS ACCOUNT"). Amounts in the Net Proceeds Account may be used by the Company and the Subsidiaries for general corporate purposes not prohibited by other provisions of this Agreement, including the prepayment, purchase, redemption, retirement, acquisition or defeasance of Indebtedness. At the time of or promptly after any prepayment, purchase, redemption, retirement, acquisition or defeasance of any Indebtedness pursuant to clause (i) of paragraph (a) of this Section, the Company will deliver to the Administrative Agent a certificate confirming that such prepayment, purchase, redemption, retirement, acquisition or defeasance was effected with amounts on deposit in the Net Proceeds Account.

               (c) The Company may amend the terms of the Master Lease to allow for an acceleration of the final maturity date thereunder and the repayment by the Company of the obligations under the Master Lease on such accelerated final maturity date shall not be prohibited by paragraph (a) of this Section; PROVIDED, HOWEVER, that in any event the Company will not permit the obligations under the Master Lease to mature any earlier than the earlier of (x) February 28, 2003 and (y) the date of the consummation of the sale of the Fluid Sciences business."

          SECTION 8. AMENDMENT OF ARTICLE VI OF THE CREDIT AGREEMENT. Article VI of the Credit Agreement is hereby amended by deleting the words "Section 5.02 or
5.06 through 5.09;" at the end of clause (d) thereof, and substituting therefor the following:

          "Sections 5.02, 5.06 through 5.09 or 5.11 through 5.13;"

          SECTION 9. SCHEDULES. (a) Schedules 2.01 and 3.08 to the Credit Agreement are hereby deleted and Schedules 2.01 and 3.08 hereto are substituted in lieu thereof, and (b) Schedule 3.05 hereto is hereby added to the Credit Agreement.

          SECTION 10. REPRESENTATIONS AND WARRANTIES. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to each other party hereto that, after giving effect to this
Amendment:

          (a) The representations and warranties set forth in Article III of the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date of this Amendment (other than representations or warranties expressly made only on and as of an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and

          (b) No Default or Event of Default has occurred and is continuing.

          SECTION 11. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which (i) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of each of the Borrowers and the Required Lenders and (ii) the Administrative Agent shall have received the amendment fees separately agreed upon (the date on which such conditions have been satisfied being called the "AMENDMENT EFFECTIVE DATE").

          SECTION 12. EFFECT OF AMENDMENT. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement",

"hereunder", "herein", or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any document executed in connection therewith, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any document executed in connection therewith, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any of the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any document executed in connection therewith in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 13. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 14. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 15. HEADINGS. Section headings used herein are for convenience of reference only, are not part of, and are not to be taken into consideration in interpreting, this Amendment.

          SECTION 16. EXPENSES. The Company agrees to pay the reasonable out of pocket expenses incurred by the Administrative Agent in connection with the preparation of this Amendment, including the reasonable fees, disbursements and other charges of its counsel.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                            PERKINELMER, INC.,

                                By
                                   ----------------------------------------
                                   Name:
                                   Title:

                            JPMORGAN CHASE BANK, individually and as Administrative Agent and Collateral Agent,

                                By
                                   ----------------------------------------
                                   Name:
                                   Title:

                           J.P. MORGAN EUROPE LIMITED, individually and as London Agent,

                                By
                                   ----------------------------------------
                                   Name:
                                   Title:

                                         SIGNATURE PAGE TO FIRST AMENDMENT DATED
                              AS OF SEPTEMBER 17, 2002, TO THE PERKINELMER, INC.
                                        364-DAY AMENDED AND RESTATED COMPETITIVE
                                           ADVANCE AND REVOLVING CREDIT FACILITY
                                             AGREEMENT DATED AS OF MARCH 1, 2002



                                To Approve the Amendment

                                Name of Institution:



                                ----------------------------------------------



                                           By
                                               -------------------------------
                                               Name:
                                               Title: